Exhibit 3.265

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

FIRST. The name of the limited liability company is

Hometown T.V., LLC

SECOND. The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

THIRD. The duration of the company shall be perpetual.

FOURTH. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

FIFTH. This effective date and time of this Certificate shall be December 31, 2015 at 11:30 p.m. Eastern Time.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 22nd day of December, 2015

By:	/s/ Thomas M. Degnan
Name:	Thomas M. Degnan
Title:	Authorized Person

CERTIFICATE OF MERGER OF

HOMETOWN T.V., INC.

WITH AND INTO

HOMETOWN T.V., LLC

To the Secretary of State

State of Delaware

The undersigned, Hometown T.V., LLC, a Delaware limited liability company, does hereby certify:

FIRST. That the name and jurisdiction of organization of each of the constituent entities of the merger is as follows:

NAME	JURISDICTION OF FORMATION OR ORGANIZATION
Hometown T.V., Inc.	New York
Hometown T.V., LLC	Delaware

SECOND. That an agreement and plan of merger among the constituent entities has been approved and executed by each of the constituent entities in accordance with the requirements of Title 6, Section 18-209 of the Delaware Limited Liability Company Act and the requirements of the New York Business Corporation Law.

THIRD. That the name of the surviving entity of the merger is Hometown T.V., LLC (the “Surviving Entity”), and the name of the corporation being merged into the Surviving Entity is Hometown T.V., Inc.

FOURTH. That the certificate of formation of the Surviving Entity as in effect upon the merger shall be its certificate of formation.

FIFTH. That the executed agreement and plan of merger is on file at the principal place of business of the Surviving Entity located at 12405 Powerscourt Drive, St. Louis, Missouri 63131.

SIXTH. That a copy of the agreement and plan of merger will be furnished by the Surviving Entity, on request and without cost, to any member of, or any person holding an interest in, any constituent entity of the merger.

SEVENTH. That this Certificate of Merger shall become effective at 11:30 p.m. on December 31, 2015.

IN WITNESS WHEREOF, Hometown T.V., LLC, the Surviving Entity, has caused this Certificate of Merger to be executed by an authorized person on its behalf the 22nd day of December, 2015.

HOMETOWN T.V., LLC
By:	Charter Communications, Inc., its Manager

By:	/s/ Thomas M. Degnan
Name:	Thomas M. Degnan
Title:	Senior Vice President - Finance and Corporate Treasurer